Exhibit 10.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of March 31, 2008 (this “Agreement”), is made by and between BGC Partners, LLC, a Delaware limited liability company (“BGC Partners”), and Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”).

W I T N E S S E T H:

WHEREAS, Cantor and BGC Partners have entered into the Separation Agreement, dated as of March 31, 2008 (as amended from time to time, the “Separation Agreement”), with BGC Partners, L.P., a Delaware limited partnership (“U.S. Opco”), BGC Global Holdings, L.P., a Cayman Islands limited partnership (“Global Opco”), and BGC Holdings, L.P., a Delaware limited partnership (“Holdings”), to effect the Contribution (as defined in the Separation Agreement).

WHEREAS, as part of the Contribution, Cantor received or is entitled to receive BGC Partners Common Stock (as defined below) in conjunction with the Contribution and upon exchange of Holdings Exchangeable Limited Partnership Interests (as defined below).

WHEREAS, Cantor and BGC Partners desire to enter into this Agreement to set forth the terms and conditions of the registration rights and obligations of the Cantor and BGC Partners and their respective Affiliates and certain transferees of Securities to be held by Cantor or its Affiliates;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” with respect to any Person means, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Article III Notice” has the meaning set forth in Section 3.1.

“BGC Partners” has the meaning set forth in the preamble (it being understood that, after the Merger Effective Time, each reference to BGC Partners in this Agreement shall refer to the Surviving Company).

“BGC Partners Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of BGC Partners other than a Cantor Free Writing Prospectus.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business in New York City, New York, United States of America.

“BGC Partners Class A Common Stock” means the Class A common stock, par value $0.01 per share, of BGC Partners.

“BGC Partners Class B Common Stock” means the Class B common stock, par value $0.01 per share, of BGC Partners.

“BGC Partners Common Stock” means the BGC Partners Class A Common Stock and the BGC Partners Class B Common Stock, as applicable.

“BGC Partners Person” has the meaning set forth in Section 6.2.

“Cantor” has the meaning set forth in the preamble.

“Cantor Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of (unless prepared by BGC Partners or on behalf of BGC Partners) the relevant member of the Cantor Group and used or referred to by such member of the Cantor Group in connection with the offering of Registrable Securities.

“Cantor Group” means “Cantor Group” as defined in the Separation Agreement.

“Closing” means “Closing” as defined in the Separation Agreement.

“Damages” has the meaning set forth in Section 6.1.

“Demand Request” has the meaning set forth in Section 2.1.

“Demand Registration” has the meaning set forth in Section 2.1.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each BGC Partners Free Writing Prospectus (if any) and (iii) all other information prepared by or on behalf of BGC Partners, in each case, that is deemed under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Global Opco” has the meaning set forth in the recitals hereto.

“Holder” shall mean Cantor and any Affiliate of Cantor holding Registrable Securities, in each case so long as such Holder holds Registrable Securities.

“Holder Covered Persons” has the meaning set forth in Section 6.1.

“Holdings” has the meaning set forth in the recitals hereto.

“Holdings Exchangeable Limited Partnership Interest” means an “Exchangeable Limited Partnership Interest” as defined in the New Holdings Limited Partnership Agreement.

“Indemnified Party” has the meaning set forth in Section 6.3.

“Indemnifying Party” has the meaning set forth in Section 6.3.

“Merger” means the merger of BGC Partners and eSpeed set forth in the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 29, 2007, among BGC Partners, Holdings, eSpeed, Inc., a Delaware corporation, U.S. Opco and Global Opco.

“Merger Effective Time” means “Effective Time” as defined in the Merger Agreement.

“New Holdings Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of BGC Holdings, L.P., as amended from time to time.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggy-back Registration” has the meaning set forth in Section 3.1.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Public Offering” has the meaning set forth in Section 3.1.

“Registrable Securities” means shares of BGC Partners Common Stock which are issued or transferred or issued to any Holder pursuant to and in accordance with the New Holdings

Limited Partnership Agreement, and any shares of BGC Partners Common Stock issued or issuable in respect of or in exchange for any such shares of BGC Partners Common Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have ceased to be outstanding, or (iv) such securities may be sold in the public market of the United States, in unlimited amounts, under Rule 144(k), without registration under the Securities Act. For any calculations relating to Registrable Securities herein, the Holdings Exchangeable Limited Partnership Interests are counted as the number of shares of BGC Partners Common Stock issuable in respect of such Holdings Exchangeable Limited Partnership Interests (whether or not issued), in accordance with the New Holdings Limited Partnership Agreement.

“Registration Expenses” has the meaning set forth in Section 5.1.

“Registration Statement” means any registration statement of BGC Partners which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” has the meaning set forth in Section 7.1.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.

“Separation Agreement” has the meaning set forth in the recitals hereto.

“Surviving Company” means the surviving entity in the Merger.

“U.S. Opco” has the meaning set forth in the recitals hereto.

ARTICLE II

DEMAND REGISTRATIONS

SECTION 2.1 Requests for Registration. Subject to the provisions of this Article II, any Holder or group of Holders may at any time make a written request (a “Demand Request”) for registration under the Securities Act of a number of shares of Registrable Securities that (1) represents at least 10% of the shares of BGC Class A Common Stock outstanding on the date of the Demand Request or (2) has an aggregate market value on the date of the Demand Request of greater than $20 million (such written Request, a “Demand Registration”). Such Demand Requests shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. BGC Partners shall, subject to the provisions of this Article II and to the Holders’ compliance with their obligations under the provisions of this Agreement, as promptly as practicable register under the Securities Act all Registrable Securities included in such Demand Request, for disposition in accordance with the intended method or methods set forth therein; provided that if the managing underwriter(s) for a Demand Registration in which Registrable Securities are proposed to be included pursuant to this Article II that involves an underwritten offering shall advise BGC Partners that in its reasonable opinion, the number of Registrable Securities to be sold is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of BGC Partners and the Holders), then BGC Partners will be entitled to reduce the number of Registrable Securities included in such registration to the number that, in the opinion of the managing underwriter(s), can be sold without having the adverse effect referred to above. The number of Registrable Securities that may be registered shall be allocated in the following priority: first, pro rata among the Holders participating in the Demand Registration, based on the number of Registrable Securities included by such Holder in the Demand Request; second, all shares of BGC Partners Common Stock proposed to be registered for offer and sale by BGC Partners; and third, to shares of BGC Partners Common Stock proposed to be registered pursuant to any piggy-back registration rights of third parties. As promptly as practicable thereafter, but subject to Section 2.3 hereof, BGC Partners shall use its reasonable best efforts to file with the SEC a Registration Statement, registering all Registrable Securities that any Holders have requested to register, for disposition in accordance with the intended method or methods set forth in their notices to BGC Partners. BGC Partners shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) 90 days following the date on which it was declared effective and (ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein. Each Demand Request shall be irrevocable except as otherwise expressly provided herein (including Section 2.4).

Notwithstanding anything to the contrary in this Article II, no Holder shall have the right to require BGC Partners to register any Registrable Securities pursuant to this Article II during any period (not to exceed 180 days) following the closing of the completion of a distribution of securities offered by BGC Partners that would cause BGC Partners to breach a lock-up provision contained in the underwriting agreement for such distribution.

SECTION 2.2 Number and Timing of Registrations. Notwithstanding anything in this Article II to the contrary: (a) the Holders shall be entitled to make no more than four Demand Registrations hereunder (and no more than one Demand Registration during any twelve-month period), and (b) BGC Partners shall not be obligated to make a Demand Registration in the event that a Piggy-back Registration had been available to any Holder within the 180 days preceding the date of the Demand Request.

SECTION 2.3 Suspension of Registration. Notwithstanding the foregoing, if in the good faith judgment of the Board of Directors of BGC Partners it would be materially detrimental to BGC Partners and its stockholders for any Registration Statement to be filed or for any Registration Statement or Prospectus to be amended or supplemented because such filing, amendment or supplement would (i) require disclosure of material non-public information, the disclosure of which would be reasonably likely to materially and adversely affect BGC Partners and its subsidiaries (if any) taken as a whole, or (ii) materially interfere with any existing or prospective business situation, transaction or negotiation involving BGC Partners, BGC Partners shall have the right to suspend the use of the applicable Registration Statement or delay delivery or filing, but not the preparation, of the applicable Registration Statement or Prospectus or any document incorporated therein by reference, in each case for a reasonable period of time; provided, however, that BGC Partners shall not be able to exercise such suspension right more than twice in each 12-month period aggregating not more than 150 days in such 12-month period. In the event that the ability of the Holders to sell shall be suspended for any reason, the period of such suspension shall not count towards compliance with the 90-day period referred to under clause (i), of Section 2.1 of this Agreement.

SECTION 2.4 Interrupted Registration. A registration requested pursuant to this Article II shall not be deemed to have been requested by the Holders of Registrable Securities for purposes of Section 2.2: (i) unless it has been declared effective by the SEC; (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC for any reason other than misrepresentation or an omission by the requesting Holders such that the Registration Statement shall not be effective until the earlier of (A) 60 days following the date on which it was declared effective (treating any suspension or interruption of registration as provided in Section 2.3) and (B) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated therein; (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by such Holders and are not otherwise waived; or (iv) if such request has been withdrawn by the requesting Holders and such Holders shall have elected to pay all Registration Expenses of BGC Partners in connection with such withdrawn request.

ARTICLE III

PIGGY-BACK REGISTRATIONS

SECTION 3.1 Right to Include Registrable Securities. If at any time following the Merger Effective Time, BGC Partners proposes to register (including for this purpose a registration effected by BGC Partners for security holders of BGC Partners other than any Holder) any Registrable Securities and to file a Registration Statement with respect thereto under the Securities Act, whether or not for sale for its own account (other than pursuant to (i) Section 2.1, (ii) a registration statement on Form S-4, Form S-8 or any successor or similar forms, or (iii) a registration statement for the sales of Registrable Securities issuable or issued upon exchange, conversion or sale of any Holdings Exchangeable Limited Partnership Interests held by any member of the Cantor Group), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act (a “Public Offering”), BGC Partners will each such time promptly give written notice to the Holders (i) of its intention to do so, (ii) of the form of registration statement of the SEC that has been selected by BGC Partners and (iii) of rights of Holders under this Article III (the “Article III Notice”). BGC Partners will include in the case of a proposed Public Offering all Registrable Securities that BGC Partners is requested in writing, within 15 days after the Article III Notice is given, to register by the Holders thereof (each, a “Piggy-back Registration”); provided, however, that (x) if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, BGC Partners shall determine that none of such Registrable Shares shall be registered, BGC Partners may, at its election, give written notice of such determination to all Holders who so requested registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Article II hereof, and (y) in case of a determination by BGC Partners to delay registration of the Registrable Securities, BGC Partners shall be permitted to delay the registration of such Registrable Securities pursuant to this Article III for the same period as the delay in registering such other Registrable Securities by BGC Partners, as the case may be or may abandon the registration of Registrable Securities, in the sole discretion of BGC Partners. No registration effected under this Article III shall relieve BGC Partners of its obligations to effect registrations upon request under Article II.

SECTION 3.2 Priority; Registration Form. If the managing underwriter(s) for a registration in which Registrable Securities are proposed to be included pursuant to this Article III that involves an underwritten offering shall advise BGC Partners in good faith that in its opinion, the number of shares of BGC Partners Common Stock to be sold for the account of persons other than BGC Partners (collectively, “Selling Stockholders” is greater than the amount that can be offered without adversely affecting the success of the offering (taking into consideration the interests of BGC Partners and the Holders), then the number of shares of BGC Partners Common Stock to be sold for the account of Selling Stockholders (including Holders of Registrable Securities) may be reduced to a number that, in the reasonable opinion of the managing underwriter(s), may reasonably be sold without having the adverse effect referred to above. The reduced number of shares of BGC Partners Common Stock that may be registered shall be allocated in the case of a Public Offering, in the following priority: first, to shares of BGC Partners Common Stock proposed to be registered for offer and sale by BGC Partners; second, to shares of BGC Partners Common Stock proposed to be registered pursuant to any demand registration rights of third parties; and, third, to Registrable Securities proposed to be registered by Holders as a Piggy-back Registration. The reduced number of Registrable Securities that may be registered pursuant to this Section 3.2 shall be allocated pro rata among the Holders participating in the Piggy-back Registration, based on the number of Registrable Securities beneficially owned by the respective Holders. If, as a result of the proration provisions of this Section 3.2, any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Article III that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from the registration.

ARTICLE IV

REGISTRATION PROCEDURES

SECTION 4.1 Use Reasonable Best Efforts. In connection with BGC Partners’ registration obligations pursuant to Article II and Article III hereof, BGC Partners shall use its reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof and pursuant thereto BGC Partners shall as expeditiously as reasonably practicable:

(a) prepare and file with the SEC a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, and to cause such Registration Statement to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 2.1; and to cause the Registration Statement and the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

(c) notify the selling Holders and the managing underwriter(s), if any, promptly if at any time (i) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (ii) any Registration Statement, or any post-effective amendment thereto, becomes effective, (iii) the SEC or any other federal or state governmental authority requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (iv) the SEC or any other federal or state governmental authority issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (v) BGC Partners receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification (vi) upon the discovery of any event which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that in the case of this subclause (vi), such notice need only state that an event of such nature has occurred, without describing such event, or (vii) of the determination by counsel of BGC Partners that a post-effective amendment to a Restriction Statement is advisable. BGC Partners hereby agrees to promptly reimburse any selling Holders for any reasonable out-of-pocket losses and expenses incurred in connection with any uncompleted sale of any Registrable Securities in the event that BGC Partners fails to timely notify such Holder that the Registration Statement then on file with the SEC is no longer effective;

(d) to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable moment;

(e) if requested by the managing underwriter(s) or any Holder of Registrable Securities being sold in connection with an underwritten offering, to incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the managing underwriter(s), such Holder and BGC Partners reasonably agree is required to be included therein relating to such sale of Registrable Securities; and to file such supplement or post-effective amendment as soon as practicable in accordance with the Securities Act and the rules and regulations promulgated thereunder;

(f) to furnish to each selling Holder and each managing underwriter, if any, one signed copy of the Registration Statement or Registration Statements, any Company Free Writing Prospectus, and any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference) as promptly as practicable after filing such documents with the SEC;

(g) to deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment, supplement or exhibit thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment, supplement or exhibit thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment, supplement or exhibit in each case in accordance with the intended method or methods of disposition thereof;

(h) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; to keep each such registration or qualification effective during the period set forth in Section 2.1 that the applicable Registration Statement is required to be kept effective; and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that BGC Partners will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not then so subject;

(i) to furnish to counsel selected by the Holders, prior to the filing of a Registration Statement or Prospectus or any supplement or post-effective amendment or any Company Free Writing Prospectus thereto with the SEC, copies of such documents and with a reasonable and appropriate opportunity to review and comment on such documents, subject to such documents being under BGC Partner’s control;

(j) to cooperate with the selling Holders and the underwriter(s), if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriter(s) may request at least five (5) Business Days prior to any sale of Registrable Securities represented by such certificates;

(k) subject to Section 4.3 hereof, upon the occurrence of any event described in clause (vi) of Section 4.1(c) above, to promptly prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required documents, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

(l) to take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (i) to enter into an underwriting agreement in customary form with the managing underwriter(s) (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from BGC Partners, as the case may be); (ii) to obtain opinions of counsel to BGC Partners (which (if reasonably acceptable to the underwriter(s)) may be BGC Partners’ inside counsel) addressed to the underwriter(s), such opinions to be in customary form; and (iii) to obtain “comfort” letters from the Issuer’s or BGC Partners’ independent certified public accountants addressed to the underwriter(s), such letters to be in customary form;

(m) with respect to each BGC Partners Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such BGC Partners Free Writing Prospectus or other materials without Cantor having first been provided with a reasonable opportunity to review and comment on such documents;

(n) within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and BGC Partners Free Writing Prospectuses with the SEC;

(o) to make available for inspection by any selling Holder of Registrable Securities, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter(s) all reasonably requested financial and other records, pertinent corporate documents and properties of BGC Partners and to cause BGC Partners’ officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such selling Holders, underwriter(s), attorneys, accountants or agents in connection with such Registration Statement (Each selling Holder of Registrable Securities agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be kept confidential by it and, except as required by law, not disclosed by it, in each case unless and until such information is made generally available to the public other than by such selling Holder; and each selling Holder of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriter(s), accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, promptly give notice to BGC Partners and allow BGC Partners at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential);

(p) to consider in good faith any reasonable request of the selling Holders and underwriters for the participation of management of BGC Partners in “road shows” and similar sales events; and

(q) reasonably cooperate with the selling Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel,

in connection with any filings required to be made by the National Association of Securities Dealers.

SECTION 4.2 Holders’ Obligation to Furnish Information. BGC Partners may require each Holder of Registrable Securities as to which any registration is being effected to furnish to BGC Partners such information regarding the distribution of such Registrable Securities as BGC Partners may from time to time reasonably request in writing.

SECTION 4.3 Suspension of Sales Pending Amendment of Prospectus. Each Holder shall, upon receipt of any notice from BGC Partners of the happening of any event of the kind described in clauses (iii)-(vi) of Section 4.1(c) above, suspend the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by BGC Partners that the use of the applicable Prospectus may be resumed, and, if so directed by BGC Partners such Holder will deliver to BGC Partners all copies, other than permanent file copies, then in such Holder’s possession of any Prospectus covering such Registrable Securities. If BGC Partners shall have given any such notice during a period when a Demand Registration is in effect, the 90-day period described in Section 2.1 shall be extended by the number of days of such suspension period.

ARTICLE V

REGISTRATION EXPENSES

SECTION 5.1 Registration Expenses. Except as otherwise expressly provided herein to the contrary, all reasonable and documented expenses incident to BGC Partners’ performance of or compliance with its obligations under this Agreement, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or “comfort” letters required by or incident to such performance or compliance), (v) securities acts liability insurance (if BGC Partners elects to obtain such insurance) and (vi) the expenses and fees for listing securities to be registered on each securities exchange on which Securities are then listed, shall be borne by BGC Partners otherwise (all such expenses being herein referred to as “Registration Expenses”); provided, however, that Registration Expenses shall not include any underwriting discounts, or commissions or transfer taxes, which underwriting discounts, commissions and transfer taxes shall in all cases be borne solely by the Holders.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1 Indemnification by BGC Partners. In the event of any registration of any securities of BGC Partners under the Securities Act pursuant to Article II or Article III hereof, BGC Partners will, and hereby does, indemnify and hold harmless each selling Holder of any Registrable Securities covered by such Registration Statement, its directors, officers and agents and each other Person, if any, who controls such selling Holder within the meaning of Section 15 of the Securities Act (each such selling Holder and such other Persons, collectively, “Holder Covered Persons”), against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Holder Covered Person under the Securities Act, common law or otherwise (collectively, “Damages”), to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or result from (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Registration Statement, the Prospectus, or in any amendment or supplement thereto, under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if BGC Partners shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if BGC Partners shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that BGC Partners shall not be liable to any Holder Covered Person in any such case to the extent that any such Damage (or action or proceeding in respect thereof) arises out of or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to BGC Partners by or on behalf of any such Holder Covered Person for use in the preparation thereof.

SECTION 6.2 Indemnification by the Selling Holders. In consideration of BGC Partners’ including any Registrable Securities in any Registration Statement filed in accordance with Article II or Article III hereof, Cantor and each other Holder selling Registrable Securities under such Registration Statement shall be deemed to have agreed to indemnify and hold harmless, jointly and severally (in the same manner and to the same extent as set forth in Section 6.1 hereof) BGC Partners, its directors, officers, managing directors and agents and each Person controlling BGC Partners within the meaning of Section 15 of the Securities Act (each, a “BGC Partners Person”) against any and all Damages, to the extent that such Damages (or actions or proceedings in respect thereof) arise out of or are related to any statement or alleged statement in or omission or alleged omission from the Disclosure Package, such Registration Statement, any preliminary, final or summary Prospectus contained therein, the Cantor Free Writing Prospectus or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to BGC Partners or its representatives by or on behalf of Cantor or any selling Holder for use in the preparation of such Disclosure Package document, such Registration Statement, such preliminary, final or summary Prospectus, such Cantor Free Writing Prospectus or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of BGC Partners or any of its directors, officers or controlling Persons. BGC Partners may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that Cantor and each such selling Holder acknowledge its agreement to be bound by the provisions of this Agreement (including Article VI) applicable to it.

SECTION 6.3 Notices of Claims. Promptly after receipt by a Holder Covered Person or a BGC Partners Covered Person (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VI, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, BGC Partners, on the one hand, or Cantor or any selling Holder, on the other hand (such Person or Persons, the “Indemnifying Party”), give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Article VI, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Article VI for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable cost of investigation; provided, further, that if, in the Indemnified Party’s reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such claim, then such Indemnified Party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the Indemnifying Party’s expense to represent such Indemnified Party. No Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement, which shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

SECTION 6.4 Contribution. If the indemnification provided for in this Article VI is unavailable or insufficient to hold harmless an Indemnified Party under this Article VI, then each Indemnifying Party shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of the Damages referred to in this Article VI in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the offering which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. BGC Partners and the Holders (in consideration of BGC Partners’ including any Registrable Securities in any Registration Statement filed in accordance with Article II or Article III hereof) shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6.4. The amount paid by an Indemnified Party as a result of the Damages referred to in the first sentence of this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6.3 if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 6.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an Indemnified Party under this Section 6.4 of notice of the commencement of any action against such party in respect of which a claim for contribution has been made against an Indemnifying Party under this Section 6.4, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 6.3 has not been given with respect to such action; provided, however, that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this Section 6.4, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party.

ARTICLE VII

RULE 144

SECTION 7.1 Rule 144. BGC Partners shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limits of the exemptions provided by Rule 144 of the Securities Act (“Rule 144”). Upon the request of Cantor, BGC Partners shall deliver to such Holder a written statement stating whether it has complied with such requirements, and will take such further action as Cantor may reasonably request, all to the extent required from time to time to enable Cantor to sell Registrable Securities without registration under the Securities Act within the limitation of the exceptions provided by Rule 144.

ARTICLE VIII

UNDERWRITTEN REGISTRATIONS

SECTION 8.1 Selection of Underwriter(s). In each registration under Article II or Article III of this Agreement, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by BGC Partners, as the case may be, provided, however, that in the case of a registration under Article II of this Agreement, such underwriter(s) and managing underwriter(s) shall be subject to the approval of the Holders of a majority in aggregate amount of Registrable Securities included in such offering, which approval shall not be unreasonably withheld or delayed.

SECTION 8.2 Agreements of Selling Holders. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on a basis provided in any underwriting agreement in customary form, including the making of customary representations, warranties and indemnities and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by BGC Partners (whether or not such offering is underwritten).

ARTICLE IX

HOLDBACK AGREEMENTS

SECTION 9.1 Restrictions on Public Sales by Holders. To the extent not inconsistent with applicable law, each Holder that is timely notified in writing by the managing underwriter(s) or underwriter(s) shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any securities of the same class or issue being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, an exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) or any securities of BGC Partners convertible into or exchangeable or exercisable for securities of the same class or issue, during the 7-day period prior to the effective date of the applicable Registration Statement, if such date is known, or during the period beginning on such effective date and ending either (i) 60 days after such effective date or (ii) any such earlier date as may be requested by the managing underwriter(s) or underwriter(s) of such registration, except as part of such registration.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

SECTION 10.1 Representations and Warranties of the Parties. BGC Partners hereby represents and warrants to Cantor, and Cantor hereby represents and warrants to BGC Partners, as follows:

(a) The execution, delivery and performance by the representing party of this Agreement and the consummation by the representing party of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of the representing party enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles (it being understood that such exception shall not in itself be construed to mean that the Agreement is not enforceable in accordance with its terms).

(b) The execution, delivery or performance of this Agreement by the representing party and the consummation by it of the transactions contemplated hereby do not and will not contravene or conflict with the representing party’s certificate of incorporation, bylaws or similar governing documents or conflict with, result in a breach or constitute a default under any statute, loan agreement, mortgage, indenture, deed or other agreement to which it is a party or to which any of its properties is subject, except in each case as would not reasonably be expected to have a material adverse effect on such representing party.

ARTICLE XI

EFFECTIVENESS AND TERMINATION

SECTION 11.1 Effectiveness. This Agreement shall take effect on the date hereof and shall remain in effect until it is terminated pursuant to Section 11.2 hereof.

SECTION 11.2 Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate upon the earliest to occur of the following (a) the mutual written agreement of the parties hereto at any time to terminate this Agreement, and (b) the date on which no Registrable Securities shall remain outstanding.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 Interpretation. Article, Section, paragraph or clause references not attributed to a particular document shall be reference to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time. The word “or” is not exclusive unless the context clearly requires otherwise. The words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation.” Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. References to the masculine gender include the feminine gender. The section, paragraph, clause and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or subdivision.

SECTION 12.2 Amendments and Waivers. This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver or consent, by the party against whom the waiver or consent, as the case may be, is to be effective.

SECTION 12.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of BGC Partners and the Holders and their respective successors, assigns and transferees; provided that this Agreement or any rights or obligations hereunder may not be assigned or transferred without the written consent of the other party hereto.

SECTION 12.4 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of BGC Partners and Cantor with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between BGC Partners and the Holders with respect to its subject matter.

SECTION 12.5 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed to the address set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

If to Cantor:

Cantor Fitzgerald, L.P.
110 East 59th Street
New York, New York 10022
Attention:	General Counsel
Fax No:	(212) 829-4708

With a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Craig M. Wasserman, Esq.
Gavin D. Solotar, Esq.
Fax No:	(212) 403-2000

If to BGC Partners:

BGC Partners, LLC
499 Park Avenue
New York, New York 10022
Attention:	General Counsel
Fax No:	(212) 829-4708

With a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:	William D. Regner, Esq.
Fax No:	(212) 909-6836

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any Party may by notice given in accordance with this Section 8.05 designate another address or Person for receipt of notices hereunder.

SECTION 12.6 Survival. The representations and warranties made herein shall survive through the term of this Agreement

SECTION 12.7 Severability. In the event that any one or more of the provisions hereof is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of BGC Partners and Cantor shall be enforceable to the fullest extent permitted by law.

SECTION 12.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

SECTION 12.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 12.10 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of BGC Partners and Cantor agrees that all actions or proceedings arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of BGC Partners and Cantor hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of BGC Partners and Cantor hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

SECTION 12.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

BGC PARTNERS, LLC

By:	/s/ Stephen M. Merkel
Name:	Stephen M. Merkel
Title:	Executive Vice President, General Counsel and Secretary

CANTOR FITZGERALD, L.P.

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman, Chief Executive Officer and President

[Signature Page to Registration Rights Agreement, dated as of March 31, 2008,

by and between BGC Partners, LLC and Cantor Fitzgerald]